Exhibit 10.19

EXECUTION COPY

MANAGEMENT STOCKHOLDERS’ AGREEMENT

This MANAGEMENT STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of December 19, 2006, is by and among Aleris International, Inc. (“Aleris”), Aurora Acquisition Holdings, Inc. (the “Parent”, and together with Aleris, the “Company”), the Majority Stockholder (as defined below) and the individuals listed on Schedule A attached hereto (each, a “Management Stockholder”).

WHEREAS, the Management Stockholder may become the owner of shares of common stock of the Company, $0.01 par value per share (“Common Stock”) and/or may be granted options to purchase Common Stock (the “Options”), pursuant to Aurora Acquisition Holdings, Inc. Management Equity Incentive Plan (the “Plan”); and

WHEREAS, as a condition to the issuance of any shares of Common Stock by the Company to the Management Stockholder, the Management Stockholder is required to execute this Agreement; and

WHEREAS, the Management Stockholder, the Majority Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to any shares of Common Stock acquired by the Management Stockholder from whatever source, now or in the future (in the aggregate, the “Shares”).

NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Investment. The Management Stockholder represents that the Shares are being acquired for investment and not with a view toward the distribution thereof.

2. Issuance of Shares. The Management Stockholder acknowledges and agrees that the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

The shares represented by this certificate are subject to the terms and conditions of a Management Stockholders’ Agreement dated as of December 19, 2006 and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by the aforesaid Agreement. A copy of the Management Stockholders’ Agreement may be obtained from the Secretary of the Company.

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

Upon the termination of this Agreement, or upon registration of the Shares under the Securities Act of 1933 (the “Securities Act”), the Management Stockholder shall have the right to exchange any Shares containing the above legend (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

3. Transfer of Shares; Call Rights.

(a) Transfer Restrictions. The Management Stockholder agrees that he or she will not cause or permit the Shares or his or her interest in the Shares to be sold, transferred, hypothecated, assigned or encumbered except as expressly permitted by this Section 3; provided, however, that the Shares or any such interest may be Transferred (i) on the Management Stockholder’s death by bequest or inheritance to the Management Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) subject to the prior written approval by the Board of Directors of the Parent (the “Board”) and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants, and (iii) in accordance with Section 4 of this Agreement, subject in any such case to the agreement by each Transferee (other than the Company or as otherwise permitted by the Company) in writing to be bound by the terms of this Agreement as if such Transferee had been an original signatory hereto and provided in any such case that no such Transfer that would cause the Company to be required to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be permitted.

(b) Call Rights.

(i) The Company (or its designated assignee) shall have the right, during the ninety-day period following the later to occur of (x) the termination of the Management Stockholder’s employment for any reason and (y) the date on which the Management Stockholder or Transferee has held the Shares most recently acquired to be sold pursuant to this Section 3(b) for at least six (6) months, to purchase from the Management Stockholder or the Management Stockholder’s Transferee, and upon the exercise of such right the Management Stockholder or such Transferee shall sell to the Company (or its designated assignee), all or any portion of the Shares acquired by the Management Stockholder or Transferee on the exercise of Options and held by the Management Stockholder or Transferee as of the date as of which such right is exercised at a per Share price equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock determined as of the date as of which such right is exercised. The Company (or its designated assignee) shall exercise such right by delivering to the Management Stockholder or Transferee, as applicable, a written notice specifying its intent to purchase Shares held by the Management Stockholder or Transferee (the “Call Notice”), the date as of which such right is to be exercised and the number of Shares to be purchased. Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date as of which the Company’s right is exercised; provided that the Company may delay any such payment in the event such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (hereinafter a “Financing Agreement”). In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Agreement as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Agreement, and such payment shall equal the amount that would have been paid to the Management Stockholder or Transferee if no delay had occurred plus interest for the period from the date on which the purchase price would have been paid but for the delay in payment provided herein to the date on which such payment is made (the “Delay Period”), calculated at an annual rate equal to the average annual prime rate charged during the Delay Period by a nationally recognized bank designated by the Board. Notwithstanding the foregoing, if the delayed payment is not made within two (2) years after the date on which the Company issues the Call Notice, the exercise of the call right pursuant to the Call Notice shall be null and void, and the Shares specified in such Call Notice shall no longer be subject to this Section 3(b).

(ii) In the event that the Management Stockholder or Transferee disagrees with the Company’s determination of the Fair Market Value of a Share, the Management Stockholder or Transferee shall have the right to require the Company to seek an appraisal to determine the Fair Market Value of a Share in lieu of the Board determination (an “Outside Appraisal”). Any such Outside Appraisal shall be made by a qualified person, which can be an accounting firm or investment banking firm or similar firm (an “Appraiser”), having substantial experience in the valuation of similar enterprises in the United States. The Company and the Management Stockholder or Transferee shall mutually agree upon such Appraiser within 30 days of the Call Notice. The Management Stockholder or Transferee and the Company shall each bear 50% of the fees and expenses of the Appraiser; provided, that in the event the Appraiser’s determination of Fair Market Value of a Share is higher than the Company’s determination of Fair Market Value of a Share by more than 10% of the Company’s determination of Fair Market Value of a Share, the Company shall bear 100% of the fees and expenses of the Appraiser. The Company will have thirty (30) days following the conclusion of the Outside Appraisal to exercise its call right on the Shares of Common Stock originally designated in the Call Notice, using the Fair Market Value determined in the Outside Appraisal, subject in all cases to the Company’s right to delay payment in accordance with the provisions of Section 3(b)(i).

(c) If the Board receives the advice of counsel selected by the Company and reasonably acceptable to the Management Stockholder or any Transferee that the inclusion of the call right described in this Section 3 would result in the Option or Shares becoming subject to Section 409A of the Code, the Board shall have the right to make such modifications or amendments to this Section 3 as the Board determines are reasonably necessary to avoid the application of Section 409A of the Code without the consent of the Management Stockholder or any Transferee. In making any such amendments or modifications, the Board shall take all steps to put the parties in substantially same economic position as they would have been in had such modifications or amendments not been made, to the extent reasonably practical. The Management Stockholder and any Transferee hereby stipulate that Cleary Gottlieb Steen & Hamilton LLP is acceptable counsel for purposes of this Section 3(c).

4. Certain Rights.

(a) Drag Along Rights. If the Majority Stockholder desires to sell all or substantially all of its shares of Common Stock or a portion of its shares of Common Stock representing Control of the Company, in either case to a good faith independent purchaser (a “Purchaser”) (other than any other investment partnership, limited liability company or other entity established for investment purposes and controlled by one or more of the members or the principals of the Majority Stockholder or any of its affiliates and other than any employees of the Majority Stockholder hereinafter referred to as a “Permitted Transferee”) and said Purchaser desires to acquire all or substantially all of the issued and outstanding shares of Common Stock (or all or substantially all of the assets of the Company) upon such terms and conditions as agreed to with the Majority Stockholder, the Management Stockholder or his or her Transferee agrees to sell all of his or her Shares to said Purchaser (or to vote all of his or her Shares in favor of any merger or other transaction which would effect a sale of such shares of Common Stock or assets of the Company) at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Majority Stockholder. In such case, the Majority Stockholder shall give written notice of such sale to the Management Stockholder or his or her Transferee at least fifteen (15) business days prior to the consummation of such sale, setting forth (i) the consideration to be received by the holders of shares of Common Stock, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer. In no event, however, shall the Management Stockholder or his or her Transferee be required to make any representations regarding the Company or the other selling stockholders, and (x) neither the Management Stockholder nor his or her Transferee shall have any liability with respect to representations of any other stockholder with respect to such other stockholders’ interest in the Company, the authority of such other stockholders to effect such transaction, the enforceability of such other stockholders’ obligations thereunder and other representations and covenants particular to such other stockholders, and (y) the maximum potential liability for any indemnities of the Management Stockholder and his or her Transferee(s) shall be limited to the lesser of (i) his, her or its pro rata portion (based upon his, her or its share of aggregate proceeds received in the sale) of the indemnity obligations or (ii) the amount of the aggregate proceeds received by him, her or it, including any amounts held in escrow for the purposes of securing indemnification claims and any amounts that may be set off by future payments. The Majority Stockholder and the Management Stockholder or his or her Transferee who exercises similar drag-along rights shall be responsible for his or her proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company. For purposes of this Section 4(a), “Control of the Company” shall mean the sale or disposition in a single transaction or a series of related transactions of at least fifty percent (50)% of the issued and outstanding shares of Common Stock or securities representing at least fifty percent (50)% of the voting power of the Company.

(b) Tag Along Rights.

(i) Subject to paragraph (iv) of this Section 4(b), if the Majority Stockholder or its Permitted Transferee proposes to transfer any of its shares of Common Stock to a Purchaser (other than a Permitted Transferee), then the Majority Stockholder or his or her Transferee (hereinafter referred to as a “Selling Stockholder”) shall give written notice of such proposed transfer to the Management Stockholder or his or her Transferee (the “Selling Stockholder’s Notice”) at least thirty (30) days prior to the consummation of such proposed transfer, and shall provide notice to all other stockholders of the Company to whom the Majority Stockholder has granted similar “tag-along” rights (such stockholders together with the Management Stockholder or his or her Transferee, referred to herein as the “Other Stockholders”) setting forth the proposed material terms and conditions of such Transfer (including price per Share).

(ii) The Management Stockholder or his or her Transferee shall have the right to elect, by delivery of written notice to the Majority Stockholder within fifteen (15) days from delivery of the Selling Stockholder’s Notice, to sell to the proposed transferee a number of its shares of Common Stock, not to exceed (a) the number of shares of Common Stock held by such Management Stockholder or his or her Transferee multiplied by (b) a fraction, the numerator of which is aggregate number of the Majority Stockholder’s shares of Common Stock proposed to be transferred, and the denominator of which is the aggregate number of shares of Common Stock held by the Majority Stockholder, on substantially the same terms and conditions (including price per share of Common Stock) as the Majority Stockholder. In the event that the transferee does not wish to acquire all of the shares offered by the Management Stockholder or his or her Transferee, the number of shares of Common Stock to be purchased by such transferee shall be allocated pro rata among the Majority Stockholders and the Other Stockholders in accordance with the number of shares of Common Stock that each such stockholder elected to transfer to the transferee. If any Other Stockholder has not delivered written notice of its intent to participate in the Transfer by the end of the fifteen (15th) Business Day following delivery of the Tag-Along Notice, such Other Stockholder shall be deemed to have consented to the Transfer.

(iii) Any transfer of Shares by the Management Stockholder or his or her Transferee shall be at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Selling Stockholder, provided, that in order to be entitled to exercise its tag-along rights pursuant to this Section 4(b), the Management Stockholder or his or her Transferee must agree to make to the proposed Purchaser, representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Stockholder in connection with the proposed transfer and agree to the same conditions to the proposed transfer as the Selling Stockholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Selling Stockholder, the Management Stockholder or his or her Transferee and any Other Stockholder exercising similar tag-along rights severally and not jointly. The Selling Stockholder, the Management Stockholder and any Other Stockholder who exercises similar tag-along rights shall be responsible for their proportionate share of the costs of the proposed Transfer to the extent not paid or reimbursed by the proposed Purchaser or the Company.

(iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply to any sale or transfer by the Majority Stockholder of shares of Common Stock unless and until the Majority Stockholder, after giving effect to the proposed sale or transfer, shall have sold or transferred in the aggregate (other than to Permitted Transferees) shares of Common Stock, representing 20.0% of shares of Common Stock owned by the Majority Stockholder as of December 19, 2006 (without taking into account any shares of Common Stock transferred to any employee of the Company on or before June 30, 2006).

5. Piggyback Registration Rights.

(a) Notice to Management Stockholder. If the Company determines that it will file a registration statement under the Securities Act, other than a registration statement on Form S-4 or Form S-8 or any successor form, for an offering which includes shares of Common Stock held by the Majority Stockholder, then the Company shall give prompt written notice to the Management Stockholder or Transferee that such filing is expected to be made (but in no event less than 30 days nor more than 60 days in advance of filing such registration statement), the jurisdiction or jurisdictions in which such offering is expected to be made, and the underwriter or underwriters (if any) that the Company (or the person requesting such registration) intends to designate for such offering. If the Company, within 15 days after giving such notice, receives a written request for registration of any Shares from the Management Stockholder or Transferee, then the Company shall include in the same registration statement the number of Shares to be sold by the Management Stockholder or Transferee as shall have been specified in his or her request, except that the Management Stockholder or Transferee shall not be permitted to register more than a Pro Rata Portion of her Shares. The Company shall bear all costs of preparing and filing the registration statement, and shall indemnify and hold harmless, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of the registration statement, the seller of any shares of Common Stock covered by such registration statement.

Notwithstanding anything herein to the contrary, the Company, on prior notice to the participating Stockholder, may abandon its intention to file a registration statement under this Section 5(a) at any time prior to such filing.

For purposes of Section 5 hereof, “Pro Rata Portion” shall mean a number equal to the product of (x) the total number of Shares owned by the Management Stockholder or Transferee and (y) a fraction, the numerator of which shall be the total number of shares of Common Stock offered (for sale or registration, as applicable) by the Majority Stockholder, and the denominator of which shall be the total number of shares of Common Stock owned by the Majority Stockholder.

(b) Allocation. If the managing underwriter shall inform the Company in writing that the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the Majority Stockholder, then the Company shall include in such registration such number of shares of Common Stock which the Company is so advised can be sold in (or during the time of) such offering. All holders of shares of Common Stock proposing to sell shares of Common Stock shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of shares of Common Stock as to which registration has been requested by such holders.

(c) Permitted Transfer. Notwithstanding anything to the contrary contained herein, sales of Shares pursuant to a registration statement filed by the Company may be made without compliance with any other provision of this Agreement.

6. Termination. This Agreement shall terminate with respect to the Common Stock immediately following the existence of a Public Market for the Common Stock except that (i) the requirements contained in Section 2 hereof shall survive the termination of this Agreement and (ii) during such period of time, if any, as the Management Stockholder is precluded from selling such Shares pursuant to Rule 144 of the Securities Act, no Transfer will require the Company to register the Common Stock under Section 12(g) of the Exchange Act. For this purpose, a “Public Market” for the Common Stock shall be deemed to exist if at least 20% of the total outstanding Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

7. Distributions With Respect To Shares. As used herein, the term “Shares” includes securities of any kind whatsoever distributed with respect to the Common Stock acquired by the Management Stockholder or his or her Transferee pursuant to the Plan or any such securities resulting from a stock split or consolidation involving such Common Stock.

8. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Management Stockholder’s right to assign his or her rights under Section 3(a) or the Company’s right to assign its rights under Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

9. “Majority Stockholder”. For purposes of this Agreement, the Majority Stockholder shall mean, collectively, TPG Partners IV, L.P. and TPG Partners V, L.P., collectively or individually as the context requires and their respective affiliates.

10. Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Management Stockholder, to his most recent address shown on records of the Company or its Affiliate;

If to the Company:

Aleris International, Inc.

25825 Science Park Drive

Suite 400

Beachwood, Ohio 44122

Facsimile: 216-910-3650

Attn: General Counsel

with a copy to:

Robert J. Raymond

Cleary, Gottlieb, Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

If to the Parent:

Aurora Acquisition Holding, Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: General Counsel

with a copy to:

Robert J. Raymond

Cleary, Gottlieb, Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

15. Severability. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

*    *    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AURORA ACQUISITION HOLDINGS, INC.

By:	/s/ John E. Viola
Name: John E. Viola
Title: Vice President and Treasurer

ALERIS INTERNATIONAL, INC.

By:	/s/ Michael D. Friday
Name:
Title:

1 of 2

Management Stockholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TPG PARTNERS IV, L.P.

By:	TPG GenPar IV, L.P., its general partner

By:	TPG Advisors IV, Inc., its general partner

By:	/s/ Clive D. Bode
Name: Clive D. Bode
Title: Vice President

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P., its general partner

By:	TPG Advisors V, Inc., its general partner

By:	/s/ Clive D. Bode
Name: Clive D. Bode
Title: Vice President

2 of 2

Management Stockholders’ Agreement

SCHEDULE A

MANAGEMENT STOCKHOLDERS

By:	/s/ Steven J. Demetriou
Name: Steven J. Demetriou

By:	/s/ John J. Wasz
Name: John J. Wasz

By:	/s/ Michael D. Friday
Name: Michael D. Friday

By:	/s/ Christopher R. Clegg
Name: Christopher R. Clegg

By:	/s/ Sean M. Stack
Name: Sean M. Stack

A-1